Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND SECURITY AGREEMENT, dated as of September 28, 2012 (this “Amendment”), is entered into among STR HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 7, 2011 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, the Guarantors and the Administrative Agent are parties to that certain Security and Pledge Agreement, dated as of October 7, 2011 (as amended or modified from time to time, the “Security Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement and the Security Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                                       Amendments to Credit Agreement.

(a)                                  The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.  The initial amount of the Aggregate Revolving Commitments in effect on the First Amendment Effective Date is $25,000,000.

“Consolidated Adjusted EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated EBITDA for such period minus (b) Consolidated Adjusted Capital Expenditures for such period minus (c) income taxes paid in cash during such period.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable as such amount may be adjusted from time to time in accordance with this Agreement.

(b)                                 The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Cash Collateral Account” means deposit account no. 385015857138 at Bank of America.

“Cash Collateral Amount” means aggregate amount of cash collateral deposited with Bank of America in the Cash Collateral Account; provided that, for purposes of determining if any Request for Credit Extension complies with Sections 2.01(a), 2.03(a)(i) and 2.04(a), the Cash Collateral Amount shall be deemed to be the aggregate amount of cash collateral in such deposit account twenty-four hours prior to the delivery of such Request for Credit Extension.

“Cash Collateral Period” means the period commencing on the First Amendment Effective Date and ending on the first Business Day following the Cash Collateral Termination Date.

“Cash Collateral Termination Date” means the first date after September 28, 2013, on which all of the following conditions are satisfied:  (a) the Borrower and its Subsidiaries, on a consolidated basis, have had at least a 5% increase in revenues (determined on a quarter-over-quarter basis) for two consecutive fiscal quarters, (b) the Loan Parties are in compliance with the financial covenants set forth in Section 8.11 for the then most recently-ended four fiscal quarter period and (c) no Default exists.

“Consolidated Adjusted Capital Expenditures” means the difference of (a) Consolidated Capital Expenditures minus (b) the non-financed portion of Consolidated China Capital Expenditures.

“Consolidated China Capital Expenditures” means the aggregate amount of Consolidated Capital Expenditures made by the Borrower in connection with its expansion into China; provided, that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the aggregate amount of Consolidated China Capital Expenditures shall not exceed $15,000,000 for any four quarter period that ends on or prior to March 31, 2014.

“First Amendment Effective Date” means September 28, 2012.

(c)                                  The first sentence in Section 2.01(a) of the Credit Agreement is hereby amended to read as follows:

(a)                                  Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, (iii) the Outstanding Amount of all

Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (iv) during the Cash Collateral Period, the Total Revolving Outstandings shall not exceed the Cash Collateral Amount.

(d)                                 Section 2.01(b) of the Credit Agreement is hereby amended to read as follows:

(b)                                 [Reserved].

(e)                                  The first sentence in Section 2.03(a)(i) of the Credit Agreement is hereby amended to read as follows:

(i)                                     Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (x) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) during the Cash Collateral Period, the Total Revolving Outstandings shall not exceed the Cash Collateral Amount.

(f)                                    The first sentence in Section 2.04(a) of the Credit Agreement is hereby amended to read as follows:

(a)                                  Swing Line Facility.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans (each such loan, a “Swing Line Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment and (iii) during the Cash Collateral Period, the Total Revolving Outstandings shall not exceed the Cash Collateral Amount.

(g)                                 A new clause (C) is hereby added at the end of Section 2.05(b)(i) of the Credit Agreement to read as follows:

(C)                                If the Administrative Agent notifies the Borrower at any time during the Cash Collateral Period that the Total Revolving Outstandings exceed the Cash Collateral Amount then in effect, the Borrower shall immediately prepay Revolving Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i)(C) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Cash Collateral Amount then in effect.

(h)                                 Section 8.11 of the Credit Agreement is hereby amended to read as follows:

8.11                        Financial Covenants.

(a)                                  Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 2.50 to 1.0.

(b)                                 Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.50 to 1.0.

(c)                                  Consolidated EBITDA.  Permit the Consolidated EBITDA as of the end of the most recent four fiscal quarter period of the Borrower to be less than $10,000,000.

During the Cash Collateral Period, the Loan Parties shall not be required to comply with the financial covenants set forth in this Section 8.11; however, the Loan Parties must still deliver a Compliance Certificate calculating these financial covenants.

(i)                                     Section 11.07(f) of the Credit Agreement is hereby amended to read as follows:

(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations,

(j)                                     A new Section 8.16 is hereby added to the Credit Agreement immediately following Section 8.15 of the Credit Agreement to read as follows:

8.16                        Cash Collateral Amount.

At any time during the Cash Collateral Period, permit the Cash Collateral Amount to be less than the Total Revolving Outstandings.

(k)                                  Schedule 2.01 to the Credit Agreement is hereby deleted and replaced in its entirety with Schedule 2.01 attached hereto.

2.                                       Amendment to Security Agreement.  A new clause (i) is hereby added to Section 4 of the Security Agreement immediately following clause (h) in to read as follows:

(i)            Cash Collateral Account.  Except as provided in the following sentence, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no Obligor shall withdraw funds from the Cash Collateral Account.  In the event the Cash Collateral Amount exceeds the Total Revolving Outstandings, upon the request of the Borrower, the Administrative Agent shall release to the Borrower the funds that are in excess of the Total Revolving Outstandings.

3.             Effectiveness; Conditions Precedent.  This Amendment shall be effective upon satisfaction of the following conditions precedent: (a) receipt by the Administrative Agent of copies of this Amendment duly executed by the Loan Parties, the Required Lenders and the Administrative Agent; (b) receipt by the Administrative Agent of satisfactory authorizing resolutions of the Loan Parties and opinions of counsel for the Loan Parties; (c) receipt by the Administrative Agent, for the account of each Lender executing this Amendment, an amendment fee equal to 0.125% of such Lender’s Revolving Commitment and (d) receipt by the Administrative Agent of all fees and expenses owed by the Loan Parties to the Administrative Agent.

4.             Expenses.  The Loan Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

5.             Ratification of Credit Agreement.  Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby.  This Amendment is a Loan Document.

6.             Authority/Enforceability.  Each Loan Party represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and to general principles of equity.

(c)           No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Loan Party of this Amendment.

(d)           The execution and delivery of this Amendment does not (i) contravene the terms of its Organization Documents or (ii) violate any Law.

7.             Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as written) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default.

8.             Counterparts/Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.

9.             Release.  In consideration of the Lenders entering into this Amendment, the Loan Parties hereby release the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

10.           GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11.           Successors and Assigns.   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.           Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

13.           Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	STR HOLDINGS, INC.,
a Delaware corporation

	By:	/s/ Barry A. Morris
	Name:	Barry A. Morris
	Title:	Executive Vice President and Chief Operating Officer

GUARANTORS:	SPECIALIZED TECHNOLOGY RESOURCES, INC.,
a Delaware corporation

	By:	/s/ Barry A. Morris
	Name:	Barry A. Morris
	Title:	Executive Vice President and Chief Operating Officer

STR SOLAR (CONNECTICUT), LLC,
a Delaware limited liability company

By: Specialized Technology Resources, Inc., its Sole Member

	By:	/s/ Barry A. Morris
	Name:	Barry A. Morris
	Title:	Executive Vice President and Chief Operating Officer

10 WATER STREET, LLC,
a Delaware limited liability company

By: Specialized Technology Resources, Inc., its Sole Member

	By:	/s/ Barry A. Morris
	Name:	Barry A. Morris
	Title:	Executive Vice President and Chief Operating Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/Roberto Salazar
	Name:	Roberto Salazar
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Christopher T. Phelan
	Name:	Christopher T. Phelan
	Title:	Vice President

RBS CITIZENS, N.A.,
as a Lender

	By:	/s/Marianne Stowell
	Name:	Marianne Stowell
	Title:	Vice President

FIFTH THIRD BANK,
as a Lender

	By:	/s/Valerie Schanzer
	Name:	Valerie Schanzer
	Title:	Vice President

FIRST NIAGARA BANK N.A.,
as a Lender

	By:	/s/ Dante Fazzina
	Name:	Dante Fazzina
	Title:	Vice President

WEBSTER BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Adam McLaughlin
	Name:	Adam McLaughlin
	Title:	Vice President

CITIBANK, N.A.,
as a Lender

	By:	/s/ William McAndrew
	Name:	William McAndrew
	Title:	Vice President